Pipeline Data Announces Second Quarter Financial Results

QUINCY, Mass.--(BUSINESS WIRE)--Aug. 16, 2006--Pipeline Data Inc. (OTCBB: PPDA - News), a provider of payment processing solutions and services, announced its financial results for the quarter ended June 30, 2006.

Revenue increased 33.9% to a second quarter record of $8,359,000 from $6,245,000 for the same period last year. Gross Profit increased 119.5% to $3,283,000 from $1,496,000 for the same period last year. Operating income increased to $545,000 from $48,000 for the same period last year. Net loss was $(1,484,200), as the company incurred a charge of $2,140,000 for the early retirement of debt.

For the first six months of 2006, revenue increased 47.0% to a record of $15,809,000 from $10,754,000 for the same period last year. Gross Profit increased 120.4% to $6,156,000 from $2,793,000 for the same period last year. Operating income increased to $518,000 from $0 for the same period last year. Net loss for the first six months of 2006 was $(1,838,000).

MacAllister Smith, CEO, stated, “Our operating results for the second quarter were marked by continued growth in our core businesses and the successful integration of Charge.com and Aircharge. Our consolidated revenue increased to $8.4 million. This coupled with gross profit margin of 39.3% up from 23.9% for the same period last year resulted in an increase in both Operating Income and EBITDA. EBITDA for the quarter was over $1 million, up from $273,000 for the comparable prior year quarter. In addition, during the second quarter of 2006, we refinanced our existing notes, that were to mature this year, with a four-year $37 million convertible debenture at more favorable terms. This has provided us with enhanced flexibility, liquidity and the ability to make additional strategic acquisitions.”

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

EBITDA from continuing operations is a non-GAAP financial measures used by management, as well as some industry analysts, to measure operating performance. The Company believes that presenting adjusted EBITDA from continuing operations is useful to investors because the measure excludes infrequent charges related to specific non-recurring transactions, as the Company believes that these items are not indicative of its operating performance. The Company believes that EBITDA from continuing operations and adjusted EBITDA from continuing operations are useful supplements to net income and other income statement data in understanding income from operations that best reflects its operating performance.

When evaluating EBITDA from continuing operations from continuing operations, investors should consider, among other things, increasing and decreasing trends in EBITDA from continuing operations and adjusted EBITDA from continuing operations. However, these measures should not be construed as alternatives to operating income (as an indicator of operating performance) or cash provided by operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate adjusted EBITDA from continuing operations in the same manner. Accordingly, the adjusted EBITDA from continuing operations may not be comparable to similarly titled measures of other companies.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

For the three months ended

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June 30, 2006 June 30, 2005

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Net Income from continuing operations	$(1,484,200)	$(36,781)

Adjustments:

Interest expense	782,612	178,561
Loss on Retirement of Debt		2,140,107	0
Income tax expense / (benefit)		(879,764)	(76,536)
Depreciation and amortization		470,300	207,795
EBITDA from continuing operations		$1,029,055	$273,039

About Pipeline Data:

Pipeline Data Inc. provides value-added credit card transaction processing services for merchants in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data services more than 40,000 accounts.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.